Exhibit (d)(5)

AMENDMENT NO. 4

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of February 25, 2005, to the combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and The Munder Framlington Funds Trust (“MFFT”), on behalf of each of its series, and Munder capital Management (“Advisor”), a Delaware partnership.

WHEREAS, the Munder Institutional Government Money Market Fund, a series of MST, was liquidated on December 13, 2004;

WHEREAS, the Munder International Growth Fund and the Munder Emerging Markets Fund were merged with and into the Munder International Equity Fund (each a separate series of MST) on February 4, 2005;

WHEREAS, the Munder Small Company Growth Fund was merged with and into the Munder Micro-Cap Equity Fund (each a separate series of MST) on February 25, 2005;

WHEREAS, on February 8, 2005, the Board of Trustees of MFFT approved the change in name of MFFT from The Munder Framlington Funds Trust to Munder Series Trust II; and

WHEREAS, the parties each desire to amend the Agreement to reflect such events.

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of February 25, 2005.

2. Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B2 dated as of February 25, 2005.

3. All references in the Agreement to MFFT and The Munder Framlington Funds Trust are hereby deleted and replaced with references to MST II and Munder Series Trust II, respectively.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

As of February 25, 2005

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Future Technology Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

Munder Series Trust II
Munder Healthcare Fund

SCHEDULE B2

As of February 25, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Cash Investment Fund	0.35%
Munder Institutional Money Market Fund	0.20%
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million
Munder Michigan Tax-Free Bond Fund	0.50%
Munder MidCap Select Fund	0.75%
Munder Multi-Season Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Real Estate Equity Investment Fund	0.74%
Munder Small-Cap Value Fund	0.75%
Munder Tax-Free Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million
Munder U.S. Government Income Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion

Exhibit (d)(6)

AMENDMENT NO. 5

to the

COMBINED INVESTMENT ADVISORY AGREEMENT

Amendment, as of March 29, 2005, to the combined Investment Advisory Agreement dated June 13, 2003 (the “Agreement”) among Munder Series Trust (“MST”), on behalf of each of its series, and Munder Series Trust II (“MST II”) on behalf of each of its series, and Munder Capital Management (“Advisor”), a Delaware partnership.

WHEREAS, on November 9, 2004, the Board of Trustees of MST approved the replacement of World Asset Management, a division of the Advisor, as the investment adviser to Munder International Equity Fund (“Fund”) with the Advisor pursuant to the Agreement;

WHEREAS, the Agreement is substantially similar in all material respects to the Investment Advisory Agreement dated April 30, 2003 between MST, on behalf of the Fund, and World Asset Management, including the investment advisory fee payable by the Fund;

WHEREAS, the Advisor, MST, and MST II wish to document the recent changes and to update Schedule A and Schedule B2 to the Agreement to add references to the Fund, as reflected below;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Advisor, MST, and MST II agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A dated as of March 29, 2005.

2. Schedule B2 to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B2 dated as of March 29, 2005.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.

MUNDER SERIES TRUST MUNDER SERIES TRUST II		MUNDER CAPITAL MANAGEMENT

By:	/s/ Stephen J. Shenkenberg	By:	/s/ Peter K. Hoglund
	Stephen J. Shenkenberg		Peter K. Hoglund
	Vice President and Secretary		Chief Administrative Officer

SCHEDULE A

As of March 29, 2005

Munder Series Trust
Liquidity Money Market Fund
Munder Balanced Fund
Munder Bond Fund
Munder Cash Investment Fund
Munder Future Technology Fund
Munder Institutional Money Market Fund
Munder Intermediate Bond Fund
Munder International Bond Fund
Munder International Equity Fund
Munder Large-Cap Value Fund
Munder Michigan Tax-Free Bond Fund
Munder Micro-Cap Equity Fund
Munder MidCap Select Fund
Munder Multi-Season Growth Fund
Munder NetNet Fund
Munder Power Plus Fund
Munder Real Estate Equity Investment Fund
Munder Small-Cap Value Fund
Munder Tax-Free Bond Fund
Munder Tax-Free Money Market Fund
Munder Tax-Free Short & Intermediate Bond Fund
Munder U.S. Government Income Fund

Munder Series Trust II
Munder Healthcare Fund

SCHEDULE B2

As of March 29, 2005

Annual Fees (as a Percentage of Average Daily Net Assets)
Liquidity Money Market Fund	0.35%
Munder Balanced Fund	0.65%
Munder Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Cash Investment Fund	0.35%
Munder Institutional Money Market Fund	0.20%
Munder Intermediate Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder International Bond Fund	0.50%
Munder International Equity Fund	0.75%
Munder Large-Cap Value Fund	0.75% of the first $100 million of average daily net assets; and 0.70% of average daily net assets in excess of $100 million
Munder Michigan Tax-Free Bond Fund	0.50%
Munder MidCap Select Fund	0.75%
Munder Multi-Season Growth Fund	0.75% of the first $1 billion of average daily net assets; 0.725% of average daily net assets from $1 billion to $2 billion; and 0.70% of average daily net assets in excess of $2 billion
Munder Real Estate Equity Investment Fund	0.74%
Munder Small-Cap Value Fund	0.75%
Munder Tax-Free Bond Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion
Munder Tax-Free Money Market Fund	0.35%
Munder Tax-Free Short & Intermediate Bond Fund	0.50% of the first $200 million of average daily net assets; and 0.40% of average daily net assets in excess of $200 million
Munder U.S. Government Income Fund	0.50% of the first $1 billion of average daily net assets; and 0.45% of average daily net assets in excess of $1 billion